Exhibit 99.2

NEWS RELEASE

Media Contact:
Nancy Farrar
Farrar Public Relations
817/937-1557

Investor Contact:
James E. Perry
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

TRINITY INDUSTRIES INCREASES QUARTERLY DIVIDEND

DALLAS – September 7, 2005 – Trinity Industries, Inc. (NYSE:TRN) declared a one cent increase in its quarterly dividend to 7 cents a share on its $1 par value common stock, representing a 16.6% increase. The quarterly cash dividend, Trinity’s 166th consecutive, is payable October 31, 2005 to stockholders of record October 14, 2005.

Trinity Industries, Inc., with headquarters in Dallas, Texas is one of the nation’s leading diversified industrial companies. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group and the Industrial Products Group. Trinity’s web site may be accessed at http://www.trin.net.

# # #